Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 31, 2020, with respect to the consolidated financial statements of Extreme Networks, Inc., incorporated herein by reference.

/s/ KPMG LLP

Raleigh, North Carolina

December 15, 2022